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         CHEMFAB CORPORATION and TYGAFLOR
         PRO FORMA COMBINED BALANCE SHEET
              AS OF JANUARY 1, 1995




                                                                                   Adjustments
ASSETS                                             CHEMFAB         TYGAFLOR        see note 2         COMBINED
                                                   -------------   -------------   -------------      ------------
Current assets:
    Cash and cash equivalents                     $   7,400,000   $   2,243,000   $  (6,468,000)(a) $   3,175,000
    Marketable securities                               500,000                                           500,000
    Accounts receivable (net)                        11,296,000       2,341,000         252,000 (a)    13,889,000
    Costs and estimated earnings in excess of
        billings on uncompleted contracts               524,000                                           524,000
    Inventories                                      10,918,000       1,875,000                        12,793,000
    Prepaid expenses, and other                       1,547,000          16,000                         1,563,000
    Deferred tax asset                                  640,000                         202,000 (a)       842,000
                                                   -------------   -------------   -------------     -------------
    Total current assets                             32,825,000       6,475,000      (6,014,000)       33,286,000

    Property, plant and equipment at cost            33,370,000       2,953,000        (453,000)(a)    35,870,000
         Less accumulated depreciation               15,783,000       1,385,000      (1,385,000)(a)    15,783,000
                                                   -------------   -------------   -------------     -------------

    Net property, plant and equipment                17,587,000       1,568,000         932,000 (a)    20,087,000
    Goodwill                                          2,884,000                       9,444,000 (a)    12,328,000
    Investments in joint ventures and
        other assets                                  1,722,000                       1,174,000 (a)     2,896,000
                                                   -------------   -------------   -------------     -------------
    Total assets                                  $  55,018,000   $   8,043,000   $   5,536,000     $  68,597,000
                                                   =============   =============   =============     =============

LIABILITIES AND SHAREHOLDERS EQUITY

Current liabilities:
    Accounts payable and accrued
         expenses                                 $   6,557,000   $     953,000   $   1,671,000 (a) $   9,181,000
    Accrued income taxes                                566,000                                           566,000
    Billings in excess of costs and
         estimated earnings on
         uncompleted contracts                          117,000                                           117,000
                                                   -------------   -------------   -------------     -------------
    Total current liabilities                         7,240,000         953,000       1,671,000         9,864,000


Long - term debt                                                                     10,955,000 (a)    10,955,000
Deferred tax liabilities                              1,151,000                                         1,151,000
                                                                                                                0
Shareholders' equity:                                                                                           0
    Common stock, par value $.10:                       523,000                                           523,000
    Additional paid-in capital                       16,549,000                                        16,549,000
    Retained earnings                                30,208,000       7,090,000      (7,090,000) (a)   30,208,000
    Foreign currency translation adjustment            (653,000)                                         (653,000)
                                                   -------------   -------------   -------------     -------------

    Total shareholders' equity                       46,627,000       7,090,000      (7,090,000)       46,627,000
                                                   -------------   -------------   -------------     -------------
Total liabilities and shareholders' equity        $  55,018,000   $   8,043,000   $   5,536,000     $  68,597,000
                                                   =============   =============   =============     =============


See accompanying Notes to the Pro Forma Combined Financial Statements

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         CHEMFAB CORPORATION AND TYGAFLOR
       PRO FORMA COMBINED INCOME STATEMENTS
     FOR THE SIX MONTHS ENDED JANUARY 1, 1995
                   (Unaudited)


                                                                                   Adjustments
                                                      CHEMFAB      TYGAFLOR        (see note 2)    COMBINED
                                                   -------------   -------------   -------------   -------------

Net sales                                         $  29,223,000   $   4,839,000   $               $  34,062,000
Cost of sales                                        20,105,000       3,008,000        (148,000)(b)  22,965,000
                                                   -------------   -------------   -------------   -------------
Gross profit                                          9,118,000       1,831,000         148,000      11,097,000
Selling, general and
   administrative expenses                            5,529,000       1,123,000          31,000 (c)   6,683,000
Research and development expenses                       971,000               0          38,000 (d)   1,009,000
Other (income) expense, net                             (63,000)              0                         (63,000)
Interest expense                                         13,000               0         372,000 (e)     385,000
Interest income                                        (182,000)              0         131,000 (e)     (51,000)
Results of equity operations                            137,000               0                         137,000
                                                   -------------   -------------   -------------   -------------
Income before income taxes                            2,713,000         708,000        (424,000)      2,997,000

Provision for income taxes                              746,000         234,000         (64,000)(f)     916,000
                                                   -------------   -------------   -------------   -------------
Net income                                        $   1,967,000   $     474,000   $    (360,000)  $   2,081,000
                                                   =============   =============   =============   =============
Weighted average common and
 common equivalent shares                             5,300,000                                       5,300,000
                                                   =============                                   =============
Earnings per common share                                 $0.37                                           $0.39
                                                   =============                                   =============



See accompanying Notes to the Pro Forma Combined Financial Statements.


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         CHEMFAB CORPORATION AND TYGAFLOR
       PRO FORMA COMBINED INCOME STATEMENTS
         FOR THE YEAR ENDED JUNE 30, 1994
                   (Unaudited)


                                                                                   Adjustments
                                                      CHEMFAB      TYGAFLOR        (see note 2)    COMBINED
                                                   -------------   -------------   -------------   -------------

Net sales                                         $  52,151,000   $   8,958,000   $               $  61,109,000
Cost of sales                                        35,434,000       5,850,000        (146,000)(b)  41,138,000
                                                   -------------   -------------   -------------   -------------
Gross profit                                         16,717,000       3,108,000         146,000      19,971,000
Selling, general and
   administrative expenses                           10,019,000       1,941,000         212,000 (c)  12,172,000
Research and development expenses                     1,965,000               0          75,000 (d)   2,040,000
Other (income) expense, net                            (251,000)              0                        (251,000)
Interest expense                                         33,000               0         888,000 (e)     921,000
Interest income                                        (363,000)              0         181,000 (e)    (182,000)
Results of equity operations                             96,000               0                          96,000
                                                   -------------   -------------   -------------   -------------
Income before income taxes                            5,218,000       1,167,000      (1,210,000)      5,175,000

Provision for income taxes                            1,323,000         391,000        (239,000)(f)   1,475,000
                                                   -------------   -------------   -------------   -------------
Net income                                        $   3,895,000   $     776,000   $    (971,000)  $   3,700,000
                                                   =============   =============   =============   =============
Weighted average common and
 common equivalent shares                             5,284,000                                       5,284,000
                                                   =============                                   =============
Earnings per common share                                 $0.74                                           $0.70
                                                   =============                                   =============



See accompanying Notes to the Pro Forma Combined Financial Statements.

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                        CHEMFAB CORPORATION AND TYGAFLOR
           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (unaudited)

In February 1995, the Company purchased certain assets and liabilities of the Tygaflor fluoropolymer products business of the Advanced Materials Division of Courtaulds Aerospace Ltd. (the Tygaflor business) for approximately $15.1 million (Pounds Stlg 9.7 million) in cash at closing, subject to adjustment as a result of changes in working capital. This acquisition was funded with approximately $4.2 million of available cash on hand and $10.9 million of bank debt.


(1) The acquisition of Tygaflor has been accounted for using the purchase method of accounting. The pro forma combined statements of income presents the combined operations of the Company and Tygaflor for the year ended June 30, 1994 and the six months ended January 1, 1995 as if the acquisition had been completed on July 1, 1993. For these purposes, Tygaflor's results for the year ended March 31, 1994 and the six months ended September 30, 1994 have been utilized. The pro forma condensed balance sheet as of January 1, 1995 has been prepared as if the acquisition had been completed on that date.

(2) The following adjustments were applied to the historical balance sheet or historical statements of income in order to arrive at the pro forma combined condensed balance sheet and pro forma combined condensed statements of income.

     (a) Reflects the initial purchases accounting, including cash disbursed, bank financing obtained, and the allocation of the purchase price to the net assets acquired.

          The total purchase price is calculated as follows:

             Total consideration paid by Chemfab  $ 15,181,000
             Estimated transaction costs               865,000
             Severence, net                            411,000
             Working Capital Adjustment               (252,000)
                                                    ----------
                                                  $ 16,205,000
                                                    ==========

          The allocation of the purchase price is a follows:

                       Accounts receivable        $  2,341,000
                       Inventories                   1,875,000
                       Other Current Assets             16,000
                       Plant and equipment           2,500,000
                       Goodwill                      9,444,000
                       Other intangibles             1,174,000
                       Liabilities assumed          (1,145,000)
                                                    ----------
                                                  $ 16,205,000
                                                    ==========

     (b) Reflects anticipated cost savings of $296,000 and $208,000 through redundancies for the year ended June 30, 1994 and for the six months ended January 1, 1995, respectively, a reduction of depreciation expense due to purchase accounting of $57,000 and $32,000 for the periods ending June 1994 and January 1995, respectively. These anticipated cost savings have been offset by adding an estimated gross margin of $182,000 and $92,000 for raw materials historically purchased at cost from an affiliated business for the year ended June 30, 1994 and for the six months ended January 1, 1995, respectively.

     (c) Reflects the cost savings realized through the redundancies described in (b) above offset by the amortization of goodwill of $608,000 and $309,000 for the year and six month period respectively.

     (d) Reflects amortization of the portion of the purchase price allocated to patents.

     (e) Assumes the interest expense on the bank debt at the prevailing bank rate for the period and the reduction of interest income resulting from the use of cash for the acquisition.

     (f) The provision for taxes is assumed to decrease due to the tax effect of the proforma adjustments using an incremental tax rate of 33% except for interest income which assumes an incremental rate of 40%.